EXHIBIT G.a

POWER OF ATTORNEY

AND

APPOINTMENT OF AUTHORIZED REPRESENTATIVE

The Japan Finance Corporation (“JFC”) hereby constitutes and appoints Shigeya Kobayashi, Head, Treasury Department, JBIC, Kazuhiko Tanaka, Deputy Head, Treasury Department, JBIC, Akira Ishikawa, Division Chief, Capital Markets and Funding Division, Treasury Department, JBIC, Toshiaki Kitajima, Advisor, Treasury Department, JBIC, Kuniyasu Kanamori, Deputy Division Chief, Capital Markets and Funding Division, Treasury Department, JBIC, Toru Odaka, Chief Representative, Representative Office in New York, Japan Bank for International Cooperation, the international arm of JFC and Masahiro Ito, Representative, Representative Office in New York, Japan Bank for International Cooperation, the international arm of JFC and any other person succeeding such persons in such offices, the agent and attorney-in-fact of JFC, with full power in each of them acting alone to take the following actions on behalf and in the name of JFC:

1. To sign a registration statement (the “Registration Statement”) for the registration under the United States Securities Act of 1933, as amended, of $8,000,000,000 aggregate principal amount of guaranteed debt securities (the “Securities”) of JFC and the guarantee thereof by Japan (the “Guarantee”), which Registration Statement shall include a prospectus relating to the Securities and the Guarantee thereof covered by Registration Statement No. 333-11680 of Japan Bank for International Cooperation and Japan, and one or more amendments and post-effective amendments to the Registration Statement, and to cause the same or any supplement to the prospectus contained in the Registration Statement or any post-effective amendment thereto to be filed with the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate;

2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the Securities and the Guarantee under the securities or blue sky laws of States of the United States of America and to cause them to be filed with the securities or blue sky law commissions of such States;

3. To sign such applications, registration statements, certificates, consents, indemnifications and other documents in respect of any series of Securities as may be necessary or appropriate from time to time for the purposes of (a) listing any series of such Securities on the New York Stock Exchange and registering any series of such Securities under the United States Securities Exchange Act of 1934, as amended, and (b) listing any series of such Securities on the Official List of the Financial Services Authority in the United Kingdom and admitting any series of such Securities to trading on the Regulated Market of the London Stock Exchange, and to cause such documents to be filed with, or submitted to, the New York Stock Exchange, the United States Securities and Exchange Commission, the Financial Services Authority in the United Kingdom and the London Stock Exchange, together with such exhibits or other documents as may be necessary or appropriate;

4. To sign one or more annual reports of JFC on Form 18-K and amendments thereto (the “Reports”), and to cause the same to be filed with the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate; and

5. To sign such other documents, to take such other actions and to do such other things as said agents and attorneys-in-fact, or any of them, may deem necessary or appropriate from time to time in connection with the foregoing.

JFC hereby appoints and designates said agents and attorneys-in-fact, and any other person succeeding such persons in such offices, and each of them, the authorized representatives of JFC and the persons duly authorized to receive communications and notices from the United States Securities and Exchange Commission with respect to the Registration Statement, the Reports and amendments thereto.

JFC hereby ratifies and confirms all that said representatives, attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this power of attorney has been executed on behalf of JFC by its President & CEO, JBIC thereunto authorized on the 13th day of February, 2009.

THE JAPAN FINANCE CORPORATION

By	/s/ Hiroshi Watanabe
Hiroshi Watanabe President & CEO, JBIC